UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026
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Grindr Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-39714
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Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
2026 Annual Meeting of Stockholders
On June 2, 2026, Grindr Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present. As of April 9, 2026, the record date for the Annual Meeting, 177,218,700 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted on at the Annual Meeting, as well as the votes cast with respect to each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter can be found in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”). For the reasons described in the Proxy Statement, G. Raymond Zage, III, a major stockholder and member of the Company’s Board of Directors (the “Board”) refrained from voting 15,850,593 shares of common stock on each of the proposals, representing his holdings in excess of the voting percentage he held prior to the commencement of the Company’s stock repurchase program.
Proposal One: Election of Directors
The Company’s stockholders elected the eight persons listed below to serve on the Board until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
George Arison	124,989,002	16,564,252	8,672,230
Daniel Brooks Baer	120,090,047	21,463,207	8,672,230
Chad Cohen	119,445,236	22,108,018	8,672,230
J. Michael Gearon, Jr.	122,906,867	18,646,387	8,672,230
Lisa Gersh	124,902,920	16,650,334	8,672,230
Fadi Hanna	125,113,267	16,439,987	8,672,230
Rob Solomon	125,125,830	16,427,424	8,672,230
G. Raymond Zage, III	124,911,474	16,641,780	8,672,230
Proposal Two: Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final voting results are as follows:

Votes For	Votes Against	Abstentions
134,312,043	43,252	15,870,189
Proposal Three: Amendment and Restatement of the Grindr Inc. 2022 Equity Incentive Plan
The Company’s stockholders approved the amendment and restatement of the Grindr Inc. 2022 Equity Incentive Plan, as previously amended and restated in 2024. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,330,925	354,048	15,868,281	8,672,230
Proposal Four: Advisory vote on compensation of the Company’s named executive officers

The result of the advisory vote on compensation of the Company’s named executive officers was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,524,561	26,157,979	15,870,714	8,672,230
Proposal Five: Advisory vote regarding the frequency of the future advisory votes on named executive officers’ compensation

The result of the advisory proposal regarding the frequency of the future advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Frequency Proposal”) was as follows:

“ONE YEAR”	“TWO YEARS”	“THREE YEARS”	Abstentions	Broker Non-Votes
124,932,009	3,205	763,280	15,854,760	8,672,230
In response to the voting results on the Say-on-Frequency Proposal and other factors, the Board determined that the Company will hold an advisory vote on named executive officer compensation every year. The Company will continue to hold advisory votes on named executive officer compensation every year until the Board decides to hold the next stockholder advisory vote on the frequency of advisory votes, which shall be no later than the Company’s 2032 annual meeting of stockholders.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Grindr Inc. Amended and Restated 2022 Equity Incentive Plan and forms of award agreement thereunder
104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2026

GRINDR INC.

By:

/s/ John North
John North
Chief Financial Officer